UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 23, 2018

PREMIER HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-53824 (Commission File Number)	88-0344135 (IRS Employer Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices and zip code)

(949) 260-8070

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2018, Premier Holding Corporation (“PRHL”) entered into a Share Exchange Agreement (the “Agreement”), with AOTS 42, Inc., a Delaware company (“AOTS”), The Power Company USA, LLC, an Illinois limited liability company (“TPC”) and American Illuminating Company, LLC, a Connecticut limited liability company (“AIC”). PRHL is the sole member of each of TPC and AIC. Pursuant to the terms of the Agreement, AOTS will issue an aggregate of 19,250,000 shares of its common stock (the “Shares”), to PRHL in exchange for 100% of the membership interests of each of TPC and AIC (the “Share Exchange”).

The closing of Share Exchange is subject to customary closing conditions, including, without limitation, such other conditions as follows: (i) approval of the stockholders of AOTS and PRHL, if applicable, (ii) consummation of a private placement offering by AOTS in the amount of no less than $1,000,000 of its Common Stock; (iii) letters of resignation from AOTS’s current officers and directors to be effective upon Closing with the appointments of such officers and directors as requested by PRHL; (iv) Share Exchange Agreements between the AOTS and Rescom Energy LLC, and Advanced Lighting, LLC, shall have been fully executed and delivered by the parties thereto; and (v) AOTS shall have obtained the evidence of waiver/cancellation the note issued by TPC to PRHL in the amount of approximately $3,076,500.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Share Exchange Agreement, dated as of March 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORPORATION

By:	/s/ Randall Letcavage
Name:	Randall Letcavage
Title:	Chief Executive Officer

Dated: March 26, 2018